Exhibit 10.5.3

SECOND LOAN MODIFICATION AGREEMENT

This Second Loan Modification Agreement (this “Loan Modification Agreement”) is entered into as of December 21, 2011, by and among (a) SILICON VALLEY BANK, a California corporation (“Bank”), with its principal place of business at 3003 Tasman Drive, Santa Clara, California 95054 with a loan production office located at 505 Fifth Avenue, 11th Floor, New York, New York 10017, and (b) EVERYDAY HEALTH, INC., a Delaware corporation (“Everyday Health”), with its principal place of business at 345 Hudson Street, 16th Floor, New York, New York 10014, EVERYDAY HEALTH MEDIA, LLC, a Delaware limited liability company (“Media”), with its principal place of business at 345 Hudson Street, 16th Floor, New York, New York 10014 and MEDPAGE TODAY, L.L.C., a New Jersey limited liability company (“MedPage”), with its principal place of business at Overlook at Great Notch, 150 Clove Road, 10th Floor, Little Falls, New Jersey 07424 (Everyday Health, Media and MedPage are hereinafter jointly and severally, individually and collectively, referred to as “Borrower”).

1. DESCRIPTION OF EXISTING INDEBTEDNESS AND OBLIGATIONS. Among other indebtedness and obligations which may be owing by Borrower to Bank, Borrower is indebted to Bank pursuant to a loan arrangement dated as of September 22, 2010, evidenced by, among other documents, a certain Loan and Security Agreement dated as of September 22, 2010, as amended by a certain First Loan Modification Agreement dated as of April 27, 2011, and as affected by a certain Joinder Agreement dated as of July 8, 2011 (as amended, the “Loan Agreement”). Borrower hereby represents that, pursuant to an internal corporate restructuring, Carepages, Revolution Health and DDC have been merged out of existence and, accordingly, Borrower and Bank acknowledge and agree that such entities shall no longer be Borrowers under the Loan Agreement. Capitalized terms used but not otherwise defined herein shall have the same meaning as in the Loan Agreement.

2. DESCRIPTION OF COLLATERAL. Repayment of the Obligations is secured by the Collateral as described in the Loan Agreement (together with any other collateral security granted to Bank, the “Security Documents”). Hereinafter, the Security Documents, together with all other documents evidencing or securing the Obligations shall be referred to as the “Existing Loan Documents”.

3. DESCRIPTION OF CHANGE IN TERMS.

A.	Modifications to Loan Agreement.

1	The Loan Agreement shall be amended by inserting the following text, appearing at the end of Section 2.1.1 (b) thereof:

“In addition and notwithstanding any terms in this Agreement to the contrary, at no point shall the aggregate principal amount of Obligations outstanding with respect to Advances, the Term Advance, and the Term Advance #2 exceed Twenty Seven Million Dollars ($27,000,000.00).”

2	The Loan Agreement shall be amended by deleting the following text appearing in Section 2.3.1(b)(ii) thereof:

“Notwithstanding the foregoing, from the 2011 Effective Date until July 31, 2011, if a repayment of principal is required as a result of an overadvance pursuant to (A) above, such repayment will only be required to the extent that such overadvance exceeds the lesser of (1) Four Million Dollars ($4,000,000) and (2) forty percent (40.0%) of the aggregate amount of unrestricted and unencumbered cash of Borrower maintained with Bank. For sake of clarity, (x) notwithstanding the prior sentence, Borrower may not request, and Bank has no obligation to make, any new Advances based on Borrower’s unrestricted and unencumbered cash at Bank, (y) the provision in the immediately preceding sentence shall be ineffective as of August 1, 2011 and thereafter, at which time any such overadvance needs to immediately be repaid in full in cash and (z) nothing herein shall be deemed to be a waiver of any Event of Default arising from the actions resulting in such overadvance (other than the actual overadvance).”

and inserting in lieu thereof the following:

“Notwithstanding the foregoing, if a repayment of principal is required as a result of an overadvance pursuant to (A) above, such repayment will only be required to the extent that such overadvance exceeds eighty percent (80.0%) of the aggregate amount of Borrower’s Unbilled Revenue. For sake of clarity, (y) notwithstanding the prior sentence, Borrower may not request, and Bank has no obligation to make, any Advance based on Borrower’s Unbilled Revenue or any Advance at any time that there is an overadvance pursuant to (A) above notwithstanding this sentence and (z) nothing herein shall be deemed to be a waiver of any Event of Default arising from the actions resulting in such overadvance (other than the actual overadvance).”

3	The Loan Agreement shall be amended by inserting the following new text appearing at the end of Section 6.2 thereof:

“(i) Provide Bank with, as soon as available, but no later than the fifteenth (15th) and last days of each Reconciliation Period, Unbilled Revenue reports, in form reasonably acceptable to Bank.

(j) At all times when Borrower is Streamline Facility Eligible, provide Bank with, at least once during each calendar month, evidence satisfactory to Bank in its sole discretion that the aggregate amount of outstanding Advances made based upon Aggregate Eligible Accounts does not exceed the Aggregate Eligibility Accounts Availability Amount at such time.”

4	The Loan Agreement shall be amended by deleting the following text appearing in Section 6.5(a) thereof:

“(i) a security deposit for Paymentech in an aggregate amount not to exceed One Million Seven Hundred Thousand Dollars ($1,700,000.00) (or such higher amount with Bank’s prior written consent, not to be unreasonably withheld), and (ii) security deposits in respect of Borrower’s current and future office leases in an aggregate amount not to exceed One Million Seven Hundred Fifty Thousand Dollars ($1,750,000.00) (or such higher amount with Bank’s prior written consent, not to be unreasonably withheld) (collectively, (i) and (ii) are the “Security Deposits”).”

and inserting in lieu thereof the following:

“(i) a security deposit for Paymentech in an aggregate amount not to exceed One Million Dollars ($1,000,000.00) (or such higher amount with Bank’s prior written consent, not to be unreasonably withheld), and (ii) security deposits in respect of Borrower’s current and future office leases in an aggregate amount not to exceed Two Million Dollars ($2,000,000.00) (or such higher amount with Bank’s prior written consent, not to be unreasonably withheld) (collectively, (i) and (ii) are the “Security Deposits”).”

5	The Loan Agreement shall be amended by deleting the following text appearing in Section 6.7 thereof:

“(a) Adjusted EBITDA. Subject to subsection (c) below, maintain, to be tested as of the last day of each quarter, Adjusted EBITDA of at least (i) ($1,300,000) for the quarter ending September 30, 2010, (ii) $1,700,000 for the quarter ending December 31, 2010, (iii) ($4,800,000) for the quarter ending March 31, 2011, (iv) ($1,000,000) for the quarter ending June 30, 2011, (v) $750,000 for the quarter ending September 30, 2011, and (vi) for the quarter ending December 31, 2011, and for each quarter thereafter, an amount equal to (A) if the 2011 Equity Event has occurred and the Term Advance #2 was not made, $750,000, (B) if the 2011 Equity Event has occurred and the Term Advance #2 was made, $1,250,000, or (C) if the 2011 Equity Event has not occurred, $1,000,000.”

and inserting in lieu thereof the following:

“(a) Adjusted EBITDA. Subject to subsection (c) below, maintain, to be tested as of the last day of each quarter, Adjusted EBITDA of at least (i) ($1,300,000) for the quarter ending September 30, 2010, (ii) $1,700,000 for the quarter ending December 31, 2010, (iii) ($4,800,000) for the quarter ending March 31, 2011, (iv) ($ 1,000,000) for the quarter ending June 30, 2011, (v) $750,000 for the quarter ending September 30, 2011, (vi) ($2,000,000) for the quarter ending September 30, 2012 and (vii) $6,000,000 for the quarter ending December 31, 2012.”

6	The Loan Agreement shall be amended by inserting the following new text appearing at the end of Section 6.7 thereof:

“(d)  Post-Term Advance Minimum Cash. Maintain at all times unrestricted and unencumbered cash with Bank of at least (i) prior to the occurrence of the Financing Event, Eight Million Dollars ($8,000,000.00) and (ii) upon and after the occurrence of the Financing Event, Twelve Million Five Hundred Thousand Dollars ($12,500,000.00).

(e)  Financing Event. Deliver evidence to Bank, satisfactory to Bank in its sole discretion, on or prior to December 31, 2011, that the Financing Event occurred.

(f)  Accounts Payable Aging. To be tested as of the last day of each month from the Second 2011 Effective Date through and including the month ending June 30, 2012, permit no more than eighteen percent (18.0%) of its total accounts payable to be aged more than sixty (60) days past due date, as shown in Borrower’s accounts payable agings report; provided, however, that accounts payable that are aged more than sixty (60) days past due date that have not been paid as a result of a legal dispute shall not be included for purposes of the foregoing calculation.”

7	The Loan Agreement shall be amended by inserting the following new definitions appearing alphabetically in Section 13.1 thereof:

““Financing Event” is the receipt by Borrower, on or after the Second 2011 Effective Date, of net cash proceeds of at least Ten Million Dollars ($10,000,000.00) in connection with a Subordinated Debt financing.”

““Second 2011 Effective Date” is December 21, 2011.”

““Unbilled Revenue” is, as of any date of determination, the aggregate amount of revenue, which has not yet been invoiced, that was generated (a) until Bank receives the aged listing of accounts receivable that is due on the first (1st) day of the month pursuant to Section 6.2(e)(i)(A), in the prior month and (b) upon Bank’s receipt of the aged listing of accounts receivable that is due on the fifteenth (15th) day of the month pursuant to Section 6.2(e)(i)(A), in the current month.”

8	The Loan Agreement shall be amended by deleting the following definitions appearing in Section 13.1 thereof:

““Adjusted EBITDA” is EBITDA minus unfinanced capital expenditures (including capitalized software and development costs), plus non-cash stock compensation expense, plus reasonable add-backs for non-cash items for which Borrower has provided written details to Bank, plus, on or prior to May 31, 2011 and only to the extent disclosed in its profit and loss statements delivered to Bank, up to One Million Two Hundred Thousand Dollars ($ 1,200,000.00) in aggregate earn-out payments made as a result of the 2008 acquisition by Borrower of Nurture Media LLC, plus up to Five Hundred Fifty Thousand Dollars ($550,000.00) in respect of the write-off of deferred financing costs relating to the Horizon and Square 1 Bank credit facilities, plus other one-time charges approved by Bank in writing in its sole and absolute discretion.”

““Applicable Rate” is (a) with respect to Financed Receivables based upon individual Eligible Accounts, a per annum rate equal to the Prime Rate plus one and three-quarters of one percent (1.75%), (b) with respect to Advances based upon Aggregate Eligible Accounts, a per annum rate equal to the Prime Rate plus one and one-quarter of one percent (1.25%), (c) with respect to Advances based upon Non-Formula Placeholder Invoices, a per annum rate equal to the Prime Rate, (d) with respect to the Term Advance, a per annum rate equal to the Prime Rate plus two and one-half of one percent (2.50%) and (e) with respect to the Term Advance #2, a per annum rate equal to the Prime Rate plus two and one-half of one percent (2.50%).”

and inserting in lieu thereof the following:

““Adjusted EBITDA” is EBITDA minus unfinanced capital expenditures (including capitalized software and development costs), plus non-cash stock compensation expense, plus reasonable add-backs for non-cash items for which Borrower has provided written details to Bank, plus, on or prior to May 31, 2011 and only to the extent disclosed in its profit and loss statements delivered to Bank, up to One Million Two Hundred Thousand Dollars ($ 1,200,000.00) in aggregate earn-out payments made as a result of the 2008 acquisition by Borrower of Nurture Media LLC, plus up to Five Hundred Fifty Thousand Dollars ($550,000.00) in respect of the write-off of deferred financing costs relating to the Horizon and Square 1 Bank credit facilities, plus up to Two Million Seven Hundred Thousand Dollars ($2,700,000.00) for fiscal year 2012 and up to One Million Four Hundred Fifty Thousand ($1,450,000.00) for fiscal year 2013 in aggregate earn-out expense made as a result of the 2011 acquisition by Borrower of DDC Internet, Inc., plus other one-time charges approved by Bank in writing in its sole and absolute discretion.”

““Applicable Rate” is (a) with respect to Financed Receivables based upon individual Eligible Accounts, a per annum rate equal to the Prime Rate plus two percent (2.0%), (b) with respect to Advances based upon Aggregate Eligible Accounts, a per annum rate equal to the Prime Rate plus one and one-half of one percent (1.50%), (c) with respect to Advances based upon Non-Formula Placeholder Invoices, a per annum rate equal to the Prime Rate, (d) with respect to the Term Advance, a per annum rate equal to the Prime Rate plus two and one-half of one percent (2.50%) and (e) with respect to the Term Advance #2, a per annum rate equal to the Prime Rate plus two and one-half of one percent (2.50%).”

9	The Loan Agreement shall be amended by deleting the Compliance Certificate that is attached to the Loan Agreement as Exhibit B and inserting in lieu thereof the Compliance Certificate attached hereto as Exhibit A.

10	The Loan Agreement shall be amended by deleting the Compliance Certificate that is attached to the Loan Agreement as Exhibit C and inserting in lieu thereof the Compliance Certificate attached hereto as Exhibit B.

B.	Waiver. Bank hereby waives Borrower’s existing default under the Loan Agreement by virtue of Borrower’s failure to comply with the financial covenant set forth in Section 6.7(a) thereof (relative to the requirement that Borrower have a minimum Adjusted EBITDA) for the quarter ended September 30, 2011. Bank’s waiver of Borrower’s compliance with said affirmative covenant shall apply only to the foregoing specific periods.

4. FEES. Borrower shall pay to Bank a modification fee equal to Twenty-Five Thousand Dollars ($25,000.00), which fee shall be fully earned, due and payable as of the date hereof. Borrower shall also reimburse Bank for all reasonable legal fees and expenses incurred in connection with this amendment to the Existing Loan Documents.

5. RATIFICATION OF PERFECTION CERTIFICATES.

(a) Everyday Health hereby ratifies, confirms and reaffirms, all and singular, the terms and disclosures contained in a certain Perfection Certificate dated as of September 22, 2010 executed and delivered by Everyday Health, as amended by a certain Update to Perfection Certificate dated as of December 21, 2011, and acknowledges, confirms and agrees the disclosures and information Everyday Health provided to Bank in the Perfection Certificate have not changed, as of the date hereof.

(b) Media hereby ratifies, confirms and reaffirms, all and singular, the terms and disclosures contained in a certain Perfection Certificate dated as of July 8, 2011 executed and delivered by Media, as amended by a certain Update to Perfection Certificate dated as of December 21, 2011, and acknowledges, confirms and agrees the disclosures and information Media provided to Bank in the Perfection Certificate have not changed, as of the date hereof.

(c) MedPage hereby ratifies, confirms and reaffirms, all and singular, the terms and disclosures contained in a certain Perfection Certificate dated as of July 8, 2011 executed and delivered by MedPage, and acknowledges, confirms and agrees the disclosures and information MedPage provided to Bank in the Perfection Certificate have not changed, as of the date hereof.

6. CONSISTENT CHANGES. The Existing Loan Documents are hereby amended wherever necessary to reflect the changes described above.

7. RATIFICATION OF LOAN DOCUMENTS. Borrower hereby ratifies, confirms, and reaffirms all terms and conditions of all security or other collateral granted to the Bank, and confirms that the indebtedness secured thereby includes, without limitation, the Obligations.

8. NO DEFENSES OF BORROWER. Borrower hereby acknowledges and agrees that Borrower has no offsets, defenses, claims, or counterclaims against Bank with respect to the Obligations, or otherwise, and that if Borrower now has, or ever did have, any offsets, defenses, claims, or counterclaims against Bank, whether known or unknown, at law or in equity, all of them are hereby expressly WAIVED and Borrower hereby RELEASES Bank from any liability thereunder.

9. CONTINUING VALIDITY. Borrower understands and agrees that in modifying the existing Obligations, Bank is relying upon Borrower’s representations, warranties, and agreements, as set forth in the Existing Loan Documents. Except as expressly modified pursuant to this Loan Modification Agreement, the terms of the Existing Loan Documents remain unchanged and in full force and effect. Bank’s agreement to modifications to the existing Obligations pursuant to this Loan Modification Agreement in no way shall obligate Bank to make any future modifications to the Obligations. Nothing in this Loan Modification Agreement shall constitute a satisfaction of the Obligations. It is the intention of Bank and Borrower to retain as liable parties all makers of Existing Loan Documents, unless the party is expressly released by Bank in writing. No maker will be released by virtue of this Loan Modification Agreement.

10. COUNTERSIGNATURE. This Loan Modification Agreement shall become effective only when it shall have been executed by Borrower and Bank.

[Signature page follows.]

This Loan Modification Agreement is executed as of the date first written above.

BORROWER:

EVERYDAY HEALTH, INC.

By:	/s/ Alan Shapiro
Name:	Alan Shapiro
Title:	Executive Vice President & General Counsel

EVERYDAY HEALTH MEDIA, LLC

By:	/s/ Alan Shapiro
Name:	Alan Shapiro
Title:	Executive Vice President & General Counsel

MEDPAGE TODAY, L.L.C.

By:	/s/ Alan Shapiro
Name:	Alan Shapiro
Title:	Executive Vice President & General Counsel

BANK:

SILICON VALLEY BANK

By:	/s/ Michael McMahon
Name:	Michael McMahon
Title:	Vice President

Exhibit A

EXHIBIT B

A Member of SVB Financial Group

SPECIALTY FINANCE DIVISION
Compliance Certificate

I, an authorized officer of EVERYDAY HEALTH, INC., EVERYDAY HEALTH MEDIA, LLC and MEDPAGE TODAY, L.L.C. (jointly and severally, individually and collectively, “Borrower”) certify under the Loan and Security Agreement (as amended, the “Agreement”) between Borrower and Silicon Valley Bank (“Bank”) as follows for the period ending ____________________________ (all capitalized terms used herein shall have the meaning set forth in the Agreement):

Borrower represents and warrants for each Financed Receivable based upon Eligible Accounts and Aggregate Eligible Accounts (except to the extent of any Adjustments for which the applicable Advance (or portion thereof) has been repaid):

Each Financed Receivable is an Eligible Account;

Borrower is the owner with legal right to sell, transfer, assign and encumber such Financed Receivable;

The correct amount is on the Advance Request and Invoice Transmittal and is not disputed;

Payment is not contingent on any obligation or contract and Borrower has fulfilled all its obligations as of the Advance Request and Invoice Transmittal date (except with respect to Permitted Deferred Revenue);

Each Financed Receivable is based on an actual sale and delivery of goods and/or services rendered, is due to Borrower, is not past due or in default, has not been previously sold, assigned, transferred, or pledged and is free of any liens, security interests and encumbrances other than Permitted Liens;

There are no defenses, offsets, counterclaims or agreements for which the Account Debtor may claim any deduction or discount;

It reasonably believes no Account Debtor is insolvent or subject to any Insolvency Proceedings;

It has not filed or had filed against it Insolvency Proceedings and does not anticipate any filing;

Bank has the right to endorse and/or require Borrower to endorse all payments received on Financed Receivables and all proceeds of Collateral; and

No representation, warranty or other statement of Borrower in any certificate or written statement given to Bank contains any untrue statement of a material fact or omits to state a material fact necessary to make the statement contained in the certificates or statement not misleading.

Additionally, Borrower represents and warrants as follows:

Borrower and each Subsidiary is duly existing and in good standing in its state of formation and qualified and licensed to do business in, and in good standing in, any state in which the conduct of its business or its ownership of property requires that it be qualified except where the failure to do so could not reasonably be expected to cause a

Material Adverse Change. The execution, delivery and performance of the Loan Documents have been duly authorized, and do not conflict with Borrower’s organizational documents, nor constitute an event of default under any material agreement by which Borrower is bound. Borrower is not in default under any agreement to which or by which it is bound in which the default could reasonably be expected to cause a Material Adverse Change.

Borrower has good title to the Collateral, free of Liens except Permitted Liens. All inventory is in all material respects of good and marketable quality, free from material defects.

Borrower is not an “investment company” or a company “controlled” by an “investment company” under the Investment Company Act of 1940, as amended. Neither Borrower nor any of its Subsidiaries is a “holding company” or an “affiliate” of a “holding company” or a “subsidiary company” of a “holding company” as each term is defined and used in the Public Utility Holding Company Act of 2005. Borrower is not engaged as one of its important activities in extending credit for margin stock (under Regulations X, T and U of the Federal Reserve Board of Governors). Borrower has complied in all material respects with the Federal Fair Labor Standards Act. Borrower has not violated any laws, ordinances or rules, the violation of which could reasonably be expected to cause a Material Adverse Change. None of Borrower’s or any Subsidiary’s properties or assets have been used by Borrower or any Subsidiary or, to the best of Borrower’s knowledge, by previous Persons, in disposing, producing, storing, treating, or transporting any hazardous substance other than legally. Borrower and each Subsidiary has timely filed all required tax returns and paid, or made adequate provision to pay, all material taxes, except those being contested in good faith with adequate reserves under GAAP. Borrower and each Subsidiary has obtained all consents, approvals and authorizations of, made all declarations or filings with, and given all notices to, all government authorities that are necessary to continue its business as currently conducted except where the failure to obtain or make such consents, declarations, notices or filings would not reasonably be expected to cause a Material Adverse Change.

Borrower is in compliance with the financial covenants set forth in Section 6.7 of the Agreement.

All other representations and warranties in the Agreement are true and correct in all material respects on this date, and Borrower represents that there is no existing Event of Default.

Financial Covenants

	Required			Actual		Compliance

Adjusted EBITDA (quarterly)	$	________	*	$	________	Yes No N/A

Adjusted Quick Ratio (monthly)**		1.50:1.0			_____:1.0	Yes No N/A

Minimum unrestricted and unencumbered cash at Bank	$	________	***	$	________	Yes No

Financing Event (by December 31, 2011)		$10,000,000		$	________	Yes No N/A

Accounts Payable Aging	≤ 18% of accounts payable aged more than 60 days past due date			% of accounts payable aged more than 60 days past due date		Yes No N/A

*As set forth in Section 6.7(a) of the Agreement.

**Only applicable upon Bank’s receipt of written notice from Borrower within thirty (30) days of the occurrence of the Equity Event of Borrower’s election of the Adjusted Quick Ratio covenant in lieu of the Adjusted EBITDA covenant, as set forth in Section 6.7(c) of the Agreement.

*** As set forth in Section 6.7(d) of the Agreement.

Streamline Facility Eligibility

	Required	Actual	Eligible

Modified Liquidity Ratio (first or second month of each calendar quarter)	≥1.0 : 1.0	_____ : 1.0	Yes No N/A

Modified Liquidity Ratio (third month of each calendar quarter)	≥1.15 : 1.0	_____ : 1.0	Yes No N/A

Non-Formula Line Facility Eligibility

	Required	Actual	Eligible

Adjusted Quick Ratio	≥2.0 : 1.0	_____ : 1.0	Yes No

Sincerely,

EVERYDAY HEALTH, INC.
EVERYDAY HEALTH MEDIA, LLC
MEDPAGE TODAY, L.L.C.

Signature

Title

Date

Exhibit B

EXHIBIT C

COMPLIANCE CERTIFICATE

TO: SILICON VALLEY BANK	Date:

FROM: _________________________

The undersigned authorized officer of EVERYDAY HEALTH, INC., EVERYDAY HEALTH MEDIA, LLC and MEDPAGE TODAY, L.L.C. (jointly and severally, individually and collectively, “Borrower”) certifies that under the terms and conditions of the Loan and Security Agreement among Borrower and Bank (as amended, the “Agreement”):

(1) Borrower is in complete compliance for the period ending ________________ with all required covenants except as noted below; (2) there are no Events of Default; (3) all representations and warranties in the Agreement are true and correct in all material respects on this date except as noted below; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and provided, further that those representations and warranties expressly referring to a specific date shall be true, accurate and complete in all material respects as of such date; (4) Borrower, and each of its Subsidiaries, has timely filed all required tax returns and reports, and Borrower has timely paid all foreign, federal, state and local taxes, assessments, deposits and contributions owed by Borrower except as otherwise permitted pursuant to the terms of Section 5.9 of the Agreement; and (5) no Liens have been levied or claims made against Borrower or any of its Subsidiaries relating to unpaid employee payroll or benefits of which Borrower has not previously provided written notification to Bank.

Attached are the required documents supporting the certification. The undersigned certifies that these are prepared in accordance with GAAP consistently applied from one period to the next except as explained in an accompanying letter or footnotes. The undersigned acknowledges that no borrowings may be requested at any time or date of determination that Borrower is not in compliance with any of the terms of the Agreement, and that compliance is determined not just at the date this certificate is delivered. Capitalized terms used but not otherwise defined herein shall have the meanings given them in the Agreement.

Please indicate compliance status by circling Yes/No under “Complies” column.

Reporting Covenant	Required	Complies

Monthly financial statements with Compliance Certificate	Monthly within 30 days	Yes No
Annual financial statement (CPA Audited)	FYE within 180 days	Yes No
Unbilled Revenue Reports	15th and last days of each month	Yes No
10-Q, 10-K and 8-K	Within 5 days after filing with SEC	Yes No N/A

Financial Covenants		Required			Actual	Complies

Adjusted EBITDA (quarterly)	$	______	*	$	_______	Yes No N/A
Adjusted Quick Ratio** (monthly)		1.50:1.0			_____:1.0	Yes No N/A
Minimum Unrestricted and Unencumbered Cash at Bank	$	______	***	$	_______	Yes No N/A
Financing Event		$10,000,000		$	_______	Yes No
Accounts Payable Aging	≤18% of accounts payable aged greater than 60 days past due date			____% of accounts payable aged greater than 60 days past due date		Yes No N/A

*As set forth in Section 6.7(a) of the Agreement.

**Only applicable upon Bank’s receipt of written notice from Borrower within thirty (30) days of the occurrence of the Equity Event of Borrower’s election of the Adjusted Quick Ratio covenant in lieu of the Adjusted EBITDA covenant, as set forth in Section 6.7(c) of the Agreement.

*** As set forth in Section 6.7(d) of the Agreement.

The following financial covenant analyses and information set forth in Schedule 1 attached hereto are true and accurate as of the date of this Certificate.

The following are the exceptions with respect to the certification above: (If no exceptions exist, state “No exceptions to note.”)

Everyday Health, Inc.	BANK USE ONLY
Everyday Health Media, LLC
MedPage Today, L.L.C.	Received by:
AUTHORIZED SIGNER

Date:

By:	Verified:
Name:		AUTHORIZED SIGNER
Title:
Date:

Compliance Status: Yes No

Schedule 1 to Compliance Certificate

Financial Covenants of Borrower

In the event of a conflict between this Schedule and the Loan Agreement, the terms of the Loan Agreement shall govern.

Dated: ___________________

I.	Adjusted EBITDA (Section 6.7(a))

Required:     See chart below

Period	EBITDA
Quarter ending September 30, 2010	($1,300,000)
Quarter ending December 31, 2010	$1,700,000
Quarter ending March 31, 2011	($4,800,000)
Quarter ending June 30, 2011	($1,000,000)
Quarter ending September 30, 2011	$750,000
Quarter ending December 31, 2011	N/A
Quarter ending March 31, 2012	N/A
Quarter ending June 30, 2012	N/A
Quarter ending September 30, 2012	($2,000,000)
Quarter ending December 31, 2012	$6,000,000

Actual:

A.	EBITDA (earnings before interest, taxes, depreciation and amortization in accordance with GAAP)	$_____
B.	Unfinanced capital expenditures of Borrower (including capitalized software and development costs)	$_____
C.	Non-cash stock compensation expense	$_____
D.	Reasonable add-backs for non-cash items for which Borrower provided written details to Bank	$_____
E.	Up to Two Million Seven Hundred Thousand Dollars ($2,700,000.00) for fiscal year 2012 and up to One Million Four Hundred Fifty Thousand ($1,450,000.00) for fiscal year 2013 in aggregate earn-out expense made as a result of the 2011 acquisition of DDC Internet, Inc.	$_____
F.	Up to Five Hundred Fifty Thousand Dollars ($550,000.00) in respect of the write-off of deferred financing costs relating to the Horizon and Square 1 Bank credit facilities	$_____
G.	Other one-times charges approved by Bank in writing in its sole discretion	$_____
H.	Adjusted EBITDA (line A minus line B plus line C plus line D plus line E plus line F plus line G)	$_____

Is line H equal to or greater than $________ (see chart above)?

______ No, not in compliance	______ Yes, in compliance

II.	Adjusted Quick Ratio (Section 6.7(c) – if applicable)

Required:	≥2.0:1.0

Actual:

A.	Aggregate value of the unrestricted cash and cash equivalents of Borrower maintained with Bank	$_____
B.	Aggregate value of the net billed accounts receivable of Borrower	$_____
C.	Quick Assets (the sum of lines A through B)	$_____
D.	Aggregate value of Obligations to Bank	$_____
E.	Aggregate value of liabilities that should, under GAAP, be classified as liabilities on Borrower’s consolidated balance sheet, including all Indebtedness, and not otherwise reflected in line D above that matures within one (1) year	$_____
F.	Current Liabilities (the sum of lines D and E)	$_____
G.	Current portion of the aggregate value of all amounts received or invoiced by Borrower in advance of performance under contracts and not yet recognized as revenue	$_____
H.	Line F minus line G	$_____
I.	Adjusted Quick Ratio (line C divided by line H)	______

Is line I equal to or greater than 2.0:1:0?

______ No, not in compliance	______ Yes, in compliance

III.	Post-Term Advance Minimum Cash (Section 6.7(d))

Required	$___________	(as set forth in Section 6.7(d) of the Loan Agreement)

Actual

A.	Aggregate value of the unrestricted and unencumbered cash of Borrower maintained with Bank	$_____

Is line A equal to or greater than the required amount set forth above?

______ No, not in compliance	______ Yes, in compliance

IV.	Financing Event (Section 6.7(e))

Required	$10,000,000

Actual

A.	Unrestricted net cash proceeds of a Subordinated Debt financing occurring after the Second 2011 Effective Date but on or prior to December 31, 2011	$_____

Is line A equal to or greater than $10,000,000?

______ No, not in compliance	______ Yes, in compliance	______ N/A

V.	Accounts Payable Aging (Section 6.7(f))

Required	No greater than 18%

Actual

A.	Percentage of accounts payable aged greater than 60 days past due date (accounts payable that are aged more than 60 days past due date that have not been paid as a result of a legal dispute shall be excluded for purposes of this calculation)	_____%

Is line A greater than 18%?

______ No, not in compliance	______ Yes, in compliance